SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 26, 2004

COLLEGIATE PACIFIC INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-17293 (Commission File Number)	22-2795073 (I.R.S. Employer Identification No.)

13950 Senlac Drive, Suite 100, Dallas, Texas (Address of principal executive offices)	75234 (Zip Code)

(972) 243-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
Item 9. Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX
Stock Purchase Agreement
Press Release

Item 2. Acquisition or Disposition of Assets.

     On July 26, 2004, Collegiate Pacific Inc. (“Collegiate Pacific”) acquired Dixie Sporting Goods Co., Inc., a Virginia corporation (“Dixie”), pursuant to the terms of a Stock Purchase Agreement (the “Purchase Agreement”) dated as of July 23, 2004, by and among Collegiate Pacific and Kenneth L. Caravati and C. Michael Caravati (collectively, the “Shareholders”).

     Under the terms of the Purchase Agreement, Collegiate Pacific paid the Shareholders $6,000,000, exclusive of transaction related costs, for all of the outstanding capital stock of Dixie, which consisted of $4,000,000 in cash, $500,000 in promissory notes and 148,662 shares of Collegiate Pacific’s common stock (the “Shares”) valued at $1,500,000. Collegiate Pacific also agreed to pay the Shareholders up to an additional $1,000,000 in the form of a cash earnout if Dixie’s net income exceeds certain target levels during the 17 month period ending December 31, 2005. Collegiate Pacific has agreed to register all of the Shares with the Securities and Exchange Commission for resale by the Shareholders. The parties also entered into an escrow agreement pursuant to which 9,910 of the Shares payable to the Shareholders will be held in escrow to secure the indemnification obligations of the Shareholders.

     The cash portion of the purchase price was paid out of the working capital of Collegiate Pacific. The common stock portion of the purchase price consisted of newly issued shares. Collegiate Pacific expects to treat the transaction as a purchase for accounting purposes.

     The terms of the Purchase Agreement, including the amount of consideration paid by Collegiate Pacific, were determined pursuant to arms-length negotiations between Collegiate Pacific and the Shareholders. Prior to the acquisition of Dixie, none of Collegiate Pacific’s affiliates, officers or directors, or any associate of any such officer or director, had any material relationship with Dixie. Collegiate Pacific’s new wholly-owned subsidiary, Dixie, also entered into an Employment Agreement with each of Messrs. Kenneth J. Caravati and C. Michael Caravati to assist with the operation of the acquired business.

     A portion of the assets acquired in the transaction constitute equipment and other physical property used in connection with manufacturing, selling, distributing and installing sports equipment. These assets will continue to be utilized by Collegiate Pacific for such purposes.

     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

     As of the date of filing this Current Report on Form 8-K, it is impracticable for Collegiate Pacific to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K no later than October 8, 2004.

(b)	Pro Forma Financial Information.

     As of the date of filing this Current Report on Form 8-K, it is impracticable for Collegiate Pacific to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b)(2)

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of Form 8-K, such pro forma financial information will be filed by amendment to this Form 8-K no later than October 8, 2004.

(c)	Exhibits.

2.1*	Stock Purchase Agreement, dated as of July 23, 2004, by and among Collegiate Pacific Inc., Kenneth L. Caravati and C. Michael Caravati.

99.1**	Press Release of Collegiate Pacific Inc., dated July 26, 2004.

*	Exhibits and disclosure schedules are omitted, but will be filed supplementally to the Commission upon request.

**	Furnished and not filed.

Item 9. Regulation FD Disclosure.

     Attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein solely for purposes of this Item 9 is the text of Collegiate Pacific’s press release announcing the closing of its acquisition of Dixie Sporting Goods Co., Inc.

     The information under Item 9 of this Current Report on Form 8-K, including exhibit 99.1, is furnished pursuant to Item 9 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Further, the information furnished pursuant to Item 9 of this Current Report on Form 8-K, including exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of Collegiate Pacific Inc. under the Securities Act of 1933.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Collegiate Pacific Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 10, 2004	COLLEGIATE PACIFIC INC.
	By:	/s/ William R. Estill
William R. Estill, Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Exhibit
2.1*	Stock Purchase Agreement, dated as of July 23, 2004, by and among Collegiate Pacific Inc., Kenneth L. Caravati and C. Michael Caravati

99.1**	Press Release of Collegiate Pacific Inc., dated July 26, 2004

*	Exhibits and disclosure schedules are omitted, but will be filed supplementally to the Commission upon request.

**	Furnished and not filed.